EXHIBIT 99.1

Kenneth Le Joins Dot VN, Inc.’s Strategic Advisory Board

SAN DIEGO, CALIFORNIA – January 20, 2009, Dot VN, Inc., a Delaware corporation (“Dot VN” or the “Company”) (www.dotVN.com), (OTCBB: DTVI), an Internet and Telecommunications Company and the exclusive online global domain name registrar for the Country of Vietnam, announced today that Mr. Kenneth Le has joined the Company's Strategic Advisory Board.  Mr. Le will assist the Company with strategic planning for future growth and development of key projects.

Mr. Le is President and CEO of Le Investment Group, LLC, and has been a successful entrepreneur for over 20 years with experience in a variety of sectors including real estate development, import-export, food services, and Internet ventures.  Mr. Le is a co-founder and Vice-President of the Vietnamese American Entrepreneurs Association (the “VAEA”).  The VAEA is a non-profit organization dedicated to promoting business in the Vietnamese community, developing and promoting trade between the United States and Southeast Asia and supporting charitable organizations.  Mr. Le also currently serves on the Board of Directors of 3 companies, Texatronics Corp, My Viet Phu and Saigon Mall Corp.

“Given Kenneth’s deep expertise as an entrepreneur and his understanding of the challenges associated with managing complex business developments in Vietnam and Southeast Asia, we are thrilled that he will be an active member of Dot VN’s Advisory Board,” said Thomas M. Johnson, Dot VN’s Chairman and Chief Executive Officer. “As we work to continually lead the charge in bringing advanced Internet services and wireless telecommunication solutions, such as, secure online .VN Domain registrations, Internet Data Centers, and wireless Virtual Fiber to Vietnam, Kenneth’s extensive background in pragmatic product innovation and development, as well as product commercialization will further assist Dot VN in meeting these objectives.  We look forward to working closely with Kenneth and utilizing his 20 plus years of industry experience to make Dot VN the leader in Internet and Telecommunications throughout Vietnam and Southeast Asia.”

"I am extremely pleased and deeply honored to join Dot VN's Strategic Advisory Board.  I look forward to working closely with Dot VN's management team and will endeavor to bring my skills, relationships and experience to assist the Company in executing its business strategy to become an industry leader in Internet and Telecommunications in Vietnam." stated Kenneth Le, CEO of Le Investment Group, LLC.

About the Companies:
Dot VN, Inc. (www.DotVN.com) provides Internet and Telecommunication services for Vietnam.  Vietnam Internet Network Information Center (“VNNIC”) awarded the Company an “exclusive long term contract” to be the first registrar to market and register its country code Top Level Domain (“ccTLD”) of .VN (Vietnam) via the Internet.  Dot VN has established agreements with international ISP’s (Internet service providers) along with over 73 top domain resellers to commercialize .VN.  Also, the Company is currently developing initiatives to offer Internet Data Center services and Wireless applications.

Cautionary Warning Regarding Forward-Looking Statements:
Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Dot VN or its management, identify forward-looking statements.  These statements are based on current expectations, estimates and projections about Dot VN’s business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Dot VN’s filings with the Securities and Exchange Commission.  Factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) our limited operating history; (ii) our ability to pay down existing debt; (iii) unforeseen costs and expenses; (iv) potential litigation with our shareholders, creditors and/or former or current investors; (v) Dot VN’s ability to comply with federal, state and local government regulations in the US and foreign countries; (vi) Dot VN’s ability to maintain current agreements with the government of Vietnam and enter into additional agreements with the government of Vietnam; and (vii) other factors over which we have little or no control.  In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions.  Any forward-looking statements speak only as of the date on which they are made, and Dot VN does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.  Information on Dot VN’s website does not constitute a part of this release.

For more information, contact:
Thomas M. Johnson, Chairman & CEO
Dot VN, Inc.
Phone:     858-571-2007 X14
Email:      Inquiries@DotVN.com
Website:  www.DotVN.com
Register your .VN domains at:  www.VN

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